UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2016

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

Experience Art and Design has negotiated to acquire a non-trading Blank Check company to merge Metropolitan into it.  This action will allow Metropolitan to raise as much capital as it needs using its own stock.  This process ensures the shareholders of EXAD do not endure any dilution during the fund raising for Metropolitan acquisitions.  Metropolitan will file its own Form 10 to begin trading on the OTCQB in the first Quarter of 2017.

Experience Art and Design would retain approximately 25% of Metropolitan post merger. When Metropolitan files its Form 10 with the SEC, Experience will distribute 80% of its holdings to its shareholders prior to the Form 10 filing so the shareholders of EXAD retain a piece of Metropolitan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: December 13, 2016	/s/Derrick Lefcoe
Derrick Lefcoe
Chief Executive Officer